UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton, Massachusetts 01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02 – Results of Operations and Financial Condition.

On January 7, 2019, Insulet Corporation (the “Company”) issued a press release that included a reaffirmation of previously announced revenue guidance for the fiscal quarter and fiscal year ended December 31, 2018. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Chief Financial Officer Transition

On January 3, 2019, the Board of Directors (the “Board”) of the Company appointed Wayde D. McMillan to the position of Executive Vice President, Chief Financial Officer, effective upon his commencement of employment with the Company. Mr. McMillan will become the Company’s principal financial and accounting officer as of the first business day following the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”).

For the last 16 years, Mr. McMillan has been employed at Medtronic’s Minimally Invasive Therapies Group (formerly, Covidien). Since January 2015, when Medtronic acquired Covidien, he has served as the Minimally Invasive Therapies Group’s Chief Financial Officer, V.P. Finance. Prior to the Medtronic acquisition, Mr. McMillan served in various roles of increasing responsibility at Covidien, including Vice President Finance and Controller, Respiratory and Monitoring Solutions, Vice President, Chief Financial Officer, Surgical Solutions and Vice President, Chief Financial Officer Medical Devices & U.S. Mr. McMillan received his Bachelor of Science in Business Administration, cum laude, from Merrimack College, and his Master of Business Administration, with distinction, from Bentley University’s McCallum Graduate School of Business.  Mr. McMillan has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer and currently does not hold a directorship with any public company.

In connection with Mr. McMillan’s appointment, the Company and Mr. McMillan have entered into an employment offer letter, setting forth Mr. McMillan’s initial compensation terms, which terms were approved by the Compensation Committee of the Board. Such terms include an initial annual base salary of $450,000, a 2019 target bonus opportunity equal to 70% of his annual base salary, a 2019 annual long-term incentive equity award with a grant date fair value of $1,300,000, and a sign-on long-term incentive equity award with a grant date fair value of $2,000,000. Mr. McMillan also will receive a one-time cash signing bonus of $300,000, which will be repayable in the event that he voluntarily leaves employment within 2 years. The foregoing description of the employment offer letter is qualified by reference to the text of the letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

After several years of distinguished service, the Company and Michael Levitz have agreed that Mr. Levitz will depart as an officer of the Company following the filing of the 2018 Form 10-K and an agreed-upon period of transition. Mr. Levitz’s departure will be treated as a “Terminating Event” under the Company’s Amended and Restated Executive Severance Plan.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Wayde D. McMillan and Insulet Corporation, dated January 3, 2019.

99.1	Press Release, dated January 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

January 7, 2019	By:	/s/ Shacey Petrovic
Name: Shacey Petrovic
Title: President and Chief Executive Officer